                                                                     EXHIBIT 3.3


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                OF CONNECT, INC.


                                   ARTICLE I

     The name of the Corporation is CONNECT, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                     STOCK
                                     -----

     The corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock," $0.001 par value per share, and
                         ---------------
"Common Stock," $0.001 par value per share.  The total number of shares of
- -------------
Preferred Stock authorized is 36,140,498 and the total number of shares of Common Stock authorized is 40,000,000. The Preferred Stock may be issued from time to time in one or more series. There shall initially be six series of Preferred Stock, "Series C Preferred Stock" comprised of 1,120,065 shares,
                  ------------------------
"Series D Preferred Stock" comprised of 1,460,633 shares, "Series E Preferred
- -------------------------                                  ------------------
Stock" comprised of 878,572 shares, "Series F Preferred Stock" comprised of
- -----                                ------------------------
11,090,614 shares, "Series F-a Preferred Stock" comprised of 11,090,614 shares
                    --------------------------
and "Series G Preferred Stock" comprised of 500,000 shares.  As used hereafter
     ------------------------
in this Amended and Restated Certificate of Incorporation, the terms "Preferred
                                                                      ---------
Stock" or "preferred shares" without designation shall refer to shares of Series
- -----      ----------------
C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series F-a Preferred Stock and Series G Preferred Stock.
Except as otherwise expressly provided herein, shares of Series F Preferred Stock and Series F-a Preferred Stock shall have identical rights, preferences and privileges, and all references to Series F Preferred Stock shall be deemed to include Series F-a Preferred Stock and each other series of Preferred Stock created pursuant to Article IV, Section I below.

     Subject to the restrictions prescribed by law and the provisions of Article IV, the Board of Directors is authorized to fix by resolution or resolutions the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (a) the number of shares constituting that series and the distinctive designation of that series;

          (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (d) whether that series shall have conversion privileges, and if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms in the amount of such sinking funds;

          (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) any other relative rights, preferences and limitations of that series.

                                   ARTICLE IV

                              RIGHTS, PREFERENCES,
                      PRIVILEGES AND RESTRICTIONS ON STOCK
                      ------------------------------------

     The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock of the corporation are as follows:

     A.  Distributions.
         -------------

          1.  Series F and Series G Preferred Stock.  The holders of shares of
              -------------------------------------
Series F and Series G Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the other series of Preferred Stock or the Common Stock of this corporation, at the rates of $0.2112 and $0.88 per share per annum, respectively. Such dividends shall cumulate quarterly on each share of Series F Preferred Stock beginning January 1, 1996 and on each share of Series G Preferred Stock beginning July 1, 1996, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided below, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the other series of Preferred Stock or Common Stock. Any accumulation of dividends on the Series F or Series G Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series F or Series G Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock pursuant to Section D.1(a) of this Amended and Restated Certificate, not then or thereafter be paid and shall cease to be accrued, payable and/or in arrears.

          2.  Series C, D and E Preferred Stock.  Subject to the rights of the
              ---------------------------------
Series F and Series G Preferred Stock, the holders of shares of Series C, D and E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rates of $0.16, $0.208 and $0.28 per share per annum, respectively. Such dividends shall cumulate quarterly on each share beginning January 1, 1996, and shall accrue from day to day, whether or not earned or declared. With respect to the period prior to January 1, 1996, no cumulative dividends shall accrue or exist on shares of Series C, D and E Preferred Stock for such period. Such dividends shall be cumulative so that, except as provided below, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. To the extent that there are insufficient funds to pay such dividends, the dividends shall be distributed pro rata based upon the number of shares of Common Stock (on an as converted basis) held by such holders of Series C, D and E Preferred Stock. Any accumulation of dividends on the Series C, D and E Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series C, D or E Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, not then or thereafter be paid and shall cease to be accrued, payable and/or in arrears.

          3.  Common Stock.  The holders of outstanding Common Stock shall be
              ------------
entitled to receive, to the extent permitted by law, such distributions as may be declared from time to time by the Board of Directors of the corporation. No distributions shall be paid or declared to the holders of outstanding Common Stock until all accumulated and unpaid distributions have been paid to holders of Preferred Stock and a distribution in an amount equal to the annual rates (pro rated for the then current period) as set forth in Subsections A.1 and A.2 above, shall have been paid to or declared and set apart for payment to all holders of Preferred Stock.

          4.  Definitions.  For purposes of this Section A, unless the context
              -----------
otherwise requires, a "distribution" shall mean the transfer of cash or property
                       ------------
without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the corporation (other than repurchases of Common Stock held by employees or consultants of the corporation upon termination of their employment or services pursuant to agreements providing for such repurchase or the repurchase by the corporation of Common Stock pursuant to written agreements between the corporation and one or more of its shareholders) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the corporation.

          5.  Deemed Consent.  Each holder of shares of Preferred Stock shall be
              --------------
deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the corporation in connection with the repurchase of shares of Common Stock and Preferred Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase and the repurchase of shares of Common Stock and Preferred Stock pursuant to written agreements between the corporation and one or more of its shareholders; provided, however, that such consent shall not apply to distributions pursuant to Section H hereof.

     B.  Preference on Liquidation
         -------------------------

          1.  Preferred Stock.  In the event of any voluntary or involuntary
          --  ---------------
liquidation, dissolution or winding up of the corporation the holders of shares of the Series C, D, E, F and G Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its shareholders, before any payment shall be made in respect of the corporation's Common Stock, an amount equal to $2.62 per share of Series C Preferred Stock, plus all accumulated and unpaid dividends thereon to the date fixed for distribution, an amount equal to $3.16 per share of Series D Preferred Stock, plus all accumulated and unpaid dividends thereon to the date fixed for distribution, an amount equal to $3.92 per share of Series E Preferred Stock, plus all accumulated and unpaid dividends thereon to the date fixed for distribution, an amount equal to $5.28 per share of Series F Preferred Stock, plus all accumulated and unpaid dividends thereon to the date fixed for distribution, and an amount equal to $22.00 per share of Series G Preferred Stock, plus all accumulated and unpaid dividends thereon to the date fixed for distribution. If upon liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of each series of Preferred Stock the full amounts to which they shall be entitled pursuant to this Subsection B.1, the holders of Series F and Series G Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock and the holders of Series C, D and E Preferred Stock, the full amount which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After indefeasibly setting apart or paying in full the preferential amount due the holders of Series F and Series G Preferred Stock, the holders of Series C, D and E Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After indefeasibly setting apart or paying in full the preferential amount due the holders of each series of Preferred Stock, all remaining assets and funds of the corporation available for distribution to its shareholders shall be distributed to the holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock, in accordance with the procedure set forth in Subsection B.2 below.

          2.  Common Stock, Series F Preferred Stock and Series G Preferred
              -------------------------------------------------------------
Stock.  After indefeasibly setting apart or paying in full the preferential
- -----
amounts due the holders of Preferred Stock in accordance with Subsection B.1 above, all remaining assets and funds of the corporation available for distribution to its shareholders shall be distributed to the holders of Common Stock, Series F Preferred Stock and Series G Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series F and Series G Preferred Stock).

          3.  Certain Events Deemed Liquidation.  A reorganization, merger or
              ---------------------------------
consolidation of the corporation with or into any other corporation or corporations in which the shareholders of the corporation immediately prior to such transaction (or transactions, if such transactions comprise a related series) do not own immediately after such transaction (or transactions, if such transactions comprise a related series) more than 50% of the outstanding voting securities of the surviving entity (or its parent), or a transaction (or transactions, if such transactions comprise a related series) in which shareholder(s) transfer more than 50% of the outstanding securities of the corporation (other than a reincorporation transaction), or a sale or other disposition of all or substantially all of the assets of the corporation shall be deemed to be a liquidation within the meaning of this Section B; provided that the holders of Preferred Stock and Common Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale or other disposition of substantially all of the assets of the corporation shall be valued as follows:

          (a) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

          (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

          (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Series F and Series G Preferred Stock, voting together as a single class, provided that if the corporation and the holders of not less than a majority of the outstanding shares of Series F and Series G Preferred Stock, voting together as a single class, are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of not less than a majority of the outstanding shares of Series F and Series G Preferred Stock, voting together as a single class.

          4.  Distributions Other Than in Cash.  If any of the assets of the
              --------------------------------
corporation are to be distributed other than in cash under this Section B or for any purpose, then the Board of Directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

          5.  Notice.  The corporation shall give each holder of record of
              ------
Preferred Stock written notice of an impending transaction described in Section
B.3 not later than fifteen (15) days prior to the shareholders' meeting called to approve such transaction, or fifteen (15) days prior to the closing of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the corporation shall thereafter give such Holders prompt notice of any material changes. The transaction shall in no event take place sooner than fifteen (15) days after the corporation has given the first notice provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of the majority of the then outstanding Preferred Stock which are entitled to such notice rights or similar notice rights and which includes at least 80% of the voting power of all then outstanding shares of Series F and Series G Preferred Stock, voting together as a single class.

     C.  Voting Rights.
         -------------

          1.  Preferred Stock.  Except as otherwise required by law and except
              ---------------
with respect to the election of directors in accordance with Subsection 3 below, the holders of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common Stock upon any and all matters submitted to a vote of shareholders, except those matters required by law or this Amended and Restated Certificate of Incorporation to be submitted to a class or series vote.

          2.  Common Stock.  Except as otherwise required by law and except with
              ------------
respect to the election of directors in accordance with Subsection 3 below, the holders of each share of Common Stock shall be entitled to one vote per share for each share of Common Stock held by such holder on the record date for the vote or consent of shareholders. The holders of each share of Common Stock shall be entitled to notice of any shareholder's meeting in accordance with the Bylaws of the corporation and shall vote as a single class upon any and all matters submitted to a vote of shareholders, except those matters required by law or this Amended and Restated Certificate of Incorporation to be submitted to a class or series vote.

          3.  Election of Director.  The corporation shall have a board of
              --------------------
directors consisting of not less than nine (9) nor more than ten (10) directors. In the event the authorized number of directors is set at nine (9), then at any annual or special meeting of shareholders called for the purpose of the election of directors, the holders of Common Stock, voting as a single class, shall have the right to elect two (2) directors and the holders of Preferred Stock, voting as a single class, shall have the right to elect seven (7) directors. In the event the authorized number of directors is set at ten (10) then at any annual or special meeting of shareholders called for the purpose of the election of directors, the holders of Common Stock, voting as a single class, shall have the right to elect two (2) directors and the holders of Preferred Stock, voting as a single class, shall have the right to elect eight (8) directors.

     D.  Conversion Rights.
         -----------------

          1.  Conversion of Preferred Stock.  Each share of Preferred Stock
              -----------------------------
shall be convertible, at the option of the holder thereof, at any time after the issuance of such share (the "Conversion Period") into fully paid and
                             -----------------
nonassessable shares of Common Stock of the corporation. Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the corporation at any time during the Conversion Period immediately upon the earlier to occur of:

          (a) The closing of a sale of the corporation's Common Stock in a firmly underwritten registered public offering with proceeds to the corporation of at least Fifteen Million Dollars ($15,000,000), at a per share offering price of at least $5.28 (as adjusted for recapitalizations, stock splits, stock dividends and the like)
(a "Qualifying IPO");
    --------------

          (b) As to each series of Series C, D and E Preferred Stock, the date on which the holders of a majority of the outstanding shares of such series of Preferred Stock have either converted or have voted to convert or consented in writing to the conversion of such shares into Common Stock; and

          (c) As to the Series F and Series G Preferred Stock, the date on which the holders of eighty percent (80%) of the outstanding shares of Series F and Series G Preferred Stock, voting together as a single class, have either converted or have voted to convert or consented in writing to the conversion of such shares into Common Stock.

          2.  Determination of Number of Shares of Common Stock Upon Conversion.
              -----------------------------------------------------------------
The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing (i) $2.62 by (ii) the Conversion Price for the Series C Preferred Stock (determined as hereinafter provided) in effect at the time of the conversion. The number of shares of Common Stock into which each share of the Series D Preferred Stock may be converted shall be determined by dividing (i) $3.16 by (ii) the Conversion Price for the Series D Preferred Stock (determined as hereinafter provided) in effect at the time of the conversion. The number of shares of Common Stock into which each share of Series E Preferred Stock may be converted shall be determined by dividing (i) $3.92 by (ii) the Conversion Price for the Series E Preferred Stock (determined as hereinafter provided) in effect at the time of the conversion. The number of shares of Common Stock into which each share of Series F Preferred Stock may be converted shall be determined by dividing (i) $2.64 by (ii) the Conversion Price for the Series F Preferred Stock (determined as hereinafter provided) in effect at the time of the conversion. The number of shares of Common Stock into which each share of Series G Preferred Stock may be converted shall be determined by dividing (i) $11.00 by (ii) the Conversion Price for the Series G Preferred Stock (determined as hereinafter provided) in effect at the time of the conversion.

          3.  Determination of Initial Conversion Price.  The conversion price
              -----------------------------------------
per share (the "Conversion Price") at which shares of Common Stock shall be
                ----------------
initially issuable upon conversion shall be $2.00 in the case of Series C Preferred Stock, $2.6 in the case of Series D Preferred Stock, $3.50 in the case of Series E Preferred Stock, $2.64 in the case of the Series F Preferred Stock and $11.00 in the case of Series G Preferred Stock (with respect to each such series, the "Original Issuance Price"), subject in each case to adjustment as
             -----------------------
provided in Section E, hereof.

          4.  Procedures for Exercise of Conversion Rights.  The holders of any
              --------------------------------------------
shares of Preferred Stock may exercise their conversion rights during the Conversion Period as to all such shares or any part thereof by delivering to the corporation during regular business hours, at the office of any transfer agent of the corporation for the Preferred Stock, or at the principal office of the corporation or at such other place as may be designated by the corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the corporation (if required by the corporation), accompanied by written notice stating that the holder elects to convert such shares (except that no such written notice of election to the corporation shall be necessary in the event of an automatic conversion pursuant to Subsection D.1). Conversion shall be deemed to have been effected on the date when such delivery is made (except that in the event of an automatic conversion pursuant to Subsection D.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to therein or the date on which the holders referred to therein have either converted or have voted to convert or consented in writing to convert the shares referred to therein), and such date is referred to herein as the "Conversion Date." As
                                                      ---------------
promptly as practicable after the Conversion Date, the corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Subsection D.5, below. The holder shall be deemed to have become a shareholder of record as of the close of business on the Conversion Date, but the applicable Conversion Price shall be the Conversion Price in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of share of Preferred Stock representing the unconverted portion of the certificate so surrendered.

          5.  No Fractional Shares. No fractional shares of Common Stock or
              --------------------
scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the corporation's Board of Directors.

          6.  Payment of Taxes for Conversions.  The corporation shall pay any
              --------------------------------
and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Preferred Stock. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

          7.  Reservation of Common Stock.  The corporation shall at all times
              ---------------------------
reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of all series of Preferred Stock from time to time outstanding.

          8.  Registration or Listing of Shares of Common Stock.  If any shares
              -------------------------------------------------
of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

          9.  Status of Common Stock Issued Upon Conversion.  All shares of
              ---------------------------------------------
Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          10.  Status of Converted Preferred Stock.  In case any shares of
               -----------------------------------
Preferred Stock shall be converted pursuant to this Section D, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock.

     E.  Adjustment of Conversion Prices.
         -------------------------------

          1.  General Provisions.  The Conversion Price of each series of
              ------------------
Preferred Stock shall be subject to adjustment from time to time as follows:

              (a) Subject to Section E.1.(a)(iv) hereof in the case of the Conversion Price of the Series F-a Preferred Stock, if the corporation shall issue any Common Stock (other than "Excluded Stock", as defined below, or stock dividends, subdivisions, split-ups, combinations or dividends, which are covered by Sections E.l(b), (c) and (d)), for a consideration per share less than the Conversion Price for Series C, Series D, Series E, Series F or Series G Preferred Stock in effect immediately prior to the issuance of such Common Stock, the Conversion Price of the Series F Preferred Stock in effect immediately after each such issuance shall thereafter be reduced to the price paid per share for such additional shares of Common Stock, and the Conversion Price for Series C, Series D, Series E or Series G Preferred Stock in effect immediately after each such issuance shall thereafter be reduced, if shares of such series of Preferred Stock are outstanding, to a price equal to the quotient obtained by dividing:

                   (i)  an amount equal to the sum of

                        (w) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this Section E.l(a) and all shares of Excluded Stock) immediately prior to such issuance multiplied by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance, plus

                        (x) the consideration received by the corporation upon such issuance, by

                   (ii) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this Section E.l(a) and all shares of Excluded Stock) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price of the Series C, Series D, Series E or Series G Preferred Stock resulting from such issuance).

For the purposes of any adjustment of a Conversion Price pursuant to this Section E.l(a), the following provisions shall be applicable:

                        (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                        (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board of Directors of the corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                        (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock):

                             (A) the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby,

                             (B) the aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                             (C) on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price for such series shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                             (D) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for such series shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                   (iii)  "Excluded Stock" shall mean:
                           --------------

                        (A) all shares of Common Stock and Preferred Stock issued and outstanding on the date hereof;

                        (B) all shares of Series F-a Preferred Stock, and each other series of Preferred Stock, issued pursuant to Article IV, Section I below;

                        (C) all shares of Common Stock into which shares of Preferred Stock are convertible (the effect of the issuance of such shares of Preferred Stock having been taken into account pursuant to Section E.l(a) above, if applicable);

                        (D) shares of Common Stock issuable or issued to employees, consultants, directors or vendors of this corporation directly or pursuant to the corporation's 1989 Stock Option Plan, the corporation's 1996 Stock Plan or a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation subsequent to December 20 1995, at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation) does not exceed 5,950 shares;

                        (E) all shares of Common Stock and Preferred Stock issuable upon exercise of outstanding options or warrants outstanding on the date hereof, provided that such options or warrants were disclosed as part of that certain Series G Preferred Stock Purchase Agreement executed in July 1996 (the "Series G Purchase Agreement") by and between the corporation and certain
      ---------------------------
purchasers of Series G Preferred Stock;

                        (F) all shares of Series G Preferred Stock issued pursuant to Section 2.2 under the Series G Purchase Agreement, and all shares of Common Stock issuable upon conversion of such shares of Series G Preferred Stock; and

                        (G) all shares of Common Stock issued in a Qualifying
IPO.

     All shares of Excluded Stock or stock dividends, subdivisions, split-ups, combinations or dividends which are covered by Sections E.l(b), (c) and (d) shall be deemed to be outstanding for all purposes of the computations of Section E.l(a) above.

                   (iv) From and after such time as any share of Series F-a Preferred Stock is issued and outstanding, the Series F-a Preferred Conversion Price shall be the Series F Conversion Price in effect immediately prior to the issuance of such Series F-a Preferred Stock and shall no longer be subject to adjustment pursuant to Section E.1.(a).

          (b) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price for the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Preferred Stock shall be increased in proportion to such increase of outstanding shares.

          (c) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of shares of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (d) In case the corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price for the Preferred Stock in effect thereafter shall be determined by multiplying the Conversion Price for the Preferred Stock in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price, of one share of Common Stock less (y) the amount of such cash dividend in respect of one share of Common Stock or the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences or indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, as the case may be, and of which the denominator shall be the Current Market Price of one share of Common Stock. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.

          (e) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation as an entirety to any other person, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this Section E.l(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (f) All calculations under this Section E shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

          (g) For the purpose of any computation pursuant to this Section E, the "Current Market Price" at any date of one share of Common Stock, shall be
 --------------------
deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section E are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors of the corporation, but if challenged by the holders of more than 50% of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the Board of Directors of the corporation, the cost of such appraisal to be borne by the corporation if the appraisal is more than 10% above the price determined by the Board of Directors, or otherwise by the challenging parties.

          2.  Minimal Adjustments.  No adjustment in a Conversion Price need be
              -------------------
made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.

          3.  No Impairment.  The corporation will not, whether by amendment of
              -------------
its Amended and Restated Certificate of Incorporation (unless amended in accordance with the terms hereof) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not restrict the corporation from amending its Amended and Restated Certificate of Incorporation in accordance with applicable law and the terms hereof.

          4.  Computation of Adjustment.  Upon the occurrence of each adjustment
              -------------------------
or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section E, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment or readjustment, (B) the Conversion Price at the time in effect for the applicable Series of Preferred Stock, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares.

     F.  Protective Provisions.
         ---------------------

          1.     General.  In addition to any other class or series vote that
                 -------
may be required by law or this Amended and Restated Certificate of Incorporation, so long as any shares of Preferred Stock shall be outstanding the corporation shall not without obtaining the approval (by vote or written consent, as provided by law), of the holders of (i) a majority of the outstanding shares of Series C and Series D Preferred Stock, voting together as a single class, (ii) a majority of the outstanding shares of Series E Preferred Stock, and (iii) eighty percent (80%) of the outstanding shares of Series F and Series G Preferred Stock, voting together as a single class:

          (a) Change of Rights.  Materially or adversely alter or change the
              ----------------
rights, preferences or privileges of the Preferred Stock; or

          (b) Create a New Class.  Create, or obligate itself to create, any new
              ------------------
security having preferences over or on a parity with any outstanding shares of Preferred Stock as to dividends, assets, liquidation preferences, conversion rights or voting rights or being otherwise superior to or on a parity with any such preference or priority of any outstanding shares of Preferred Stock; or

          (c) Reclassify.  Reclassify any class or series of any Common Stock
              ----------
into shares having any preference or priority as to dividends, assets, liquidation preferences, conversion rights or voting rights or otherwise superior to or on a parity with any such preference or priority of Preferred Stock; or

          (d) Amendment to Articles of Incorporation or Bylaws.  Amend any
              ------------------------------------------------
provisions of its Amended and Restated Certificate of Incorporation or Bylaws;
or

          (e) Merger, Reorganization or Other Exchange.  Effect any merger,
              ----------------------------------------
recapitalization, reorganization or other exchange involving capital stock of the corporation, unless the shareholders immediately prior to such transaction continue to hold a majority of the outstanding voting securities of the surviving entity after such transaction; or

          (f) Sale of Assets.  Sell or otherwise dispose of all or substantially
              --------------
all of its assets other than in the ordinary course of business; or

          (g) Increase or decrease the number of authorized shares of Preferred Stock; or

          (h) Use of Assets.  Apply any of its assets for (i) the redemption,
              -------------
retirement, purchase or acquisition, directly or indirectly, of any shares of any class or series of Common Stock, except at cost from employees, advisors, officers, directors and consultants of, and persons performing services for, this corporation or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association, (ii) the payment of any dividends on shares of Common Stock, or (iii) the repurchase of any shares of Preferred Stock other than pursuant to the redemption provisions set forth under Section H hereof.

     G.  Sinking Fund.
         ------------

          The shares of Preferred Stock are not subject or entitled to the operation of a retirement or sinking fund.

     H.   Redemption.
          ----------

          1.  At Option of Holders.  If the corporation receives a written
              --------------------
request from the holders of not less than eighty percent (80%) of the then outstanding shares of Series F and Series G Preferred Stock, voting together as a single class, that all or some of such holders' shares be redeemed, the corporation shall (i) on the later to occur of the fifth anniversary of the first issuance of Series F Preferred Stock or ninety days after receipt of such request, redeem one-third of the shares of Series F and Series G Preferred Stock pro rata based on the number of shares that are requested to be redeemed by such holders; (ii) one year from the date of the initial redemption under (i) above, redeem an additional one-third of the shares of Series F and Series G Preferred Stock pro rata based on the number of shares that are requested to be redeemed by such holders; and (iii) two years from the date of the initial redemption under (i) above, redeem the remaining one-third of the shares of Series F and Series G Preferred Stock requested to be redeemed. The redemption shall be in accordance with the provisions of this Section H.

          2.  Redemption Price.  The Redemption Price per share shall be (i) an
              ----------------
amount equal to $2.64 plus any accumulated and unpaid dividends on the date of redemption of the Series F Preferred Stock, and (ii) an amount equal to $11.00 plus any accumulated and unpaid dividends on the date of redemption of the Series G Preferred Stock.

          3.  Notice.  At least thirty (30) days prior to the date fixed for any
              ------
redemption of Series F or Series G Preferred Stock (a "Redemption Date"),
                                                       ---------------
written notice shall be mailed, first class postage prepaid (airmail in cases where the sending and receiving parties are located in different countries), to each holder of record of shares of Series F and Series G Preferred Stock at the close of business on the business day next preceding the day on which notice is given (the "Redemption Record Date"), at the address last shown on the records
            ----------------------
of the corporation for such holder or given by the holder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located, notifying such holder of the redemption to be effected, whether that holder is effected by the redemption and, if so, to what extent, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, such holder's certificate or certificates representing the Series F or Series G Preferred Stock being redeemed (the "Redemption Notice").
                                                 -----------------

          4.  Mechanics of Redemption.  On or after the applicable Redemption
              -----------------------
Date, each holder of Series F or Series G Preferred Stock shall surrender to the corporation the certificate or certificates representing such shares that are subject to redemption on such date, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          5.  Rights of Holders.  From and after the Redemption Date, unless
              -----------------
there shall have been a default in payment of the Redemption Price, with respect to the shares that are subject to redemption on such date, all rights of the holders of Series F and Series G Preferred Stock as holders of such series of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. With respect to the shares that are subject to redemption on such date, if the funds of the corporation legally available for redemption of Series F and Series G Preferred Stock on any Redemption Date are insufficient to redeem all outstanding Series F and Series G Preferred Stock then redeemable, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series F and Series G Preferred Stock, based on the amount of the Redemption Price payable to each holder. The shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of Series F and Series G Preferred Stock, such funds will immediately be used to redeem the balance of the redeemable shares of Series F and Series G Preferred Stock that have not been redeemed.

          6.  Payment of Redemption Price.  Three days prior to the Redemption
              ---------------------------
Date, the corporation shall deposit the Redemption Price of all outstanding shares designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the corporation shall deposit irrevocable instruction and authority to such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the Series F and Series G Preferred Stock to the holders thereof upon surrender of their certificates.
Any monies deposited by the corporation pursuant to this Section H for the redemption of shares that are thereafter converted into shares of Common Stock pursuant to Section D no later than the close of business on the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant to this Section H remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of Series F or Series G Preferred Stock and payment of any bond requested by the corporation, to receive such monies without interest from the Redemption Date.

     I.   Special Mandatory Conversion.
          ----------------------------

          1. If (i) any holder of shares of Series F Preferred Stock is entitled to exercise the right of first refusal (the "Right of First Refusal")
                                                      ----------------------
set forth in Section 8.4 of the Series F Purchase Agreement, with respect to an equity financing of the corporation at a price per share which is less than the applicable Original Issuance Price (the "Equity Financing"), (ii) the
                                         ----------------
corporation has complied with its obligations under the Right of First Refusal in respect thereof, and (iii) such holder, or an Affiliate (as defined in the Series F Purchase Agreement) of the holder (a "Non-Participating Holder"), does
                                               ------------------------
not by exercise of such holder's Right of First Refusal acquire the maximum portion for which such holder is entitled to subscribe pursuant to such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Series F
              ------------------
Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series F-a Preferred Stock effective immediately prior to the consummation of the Mandatory Offering (the "Mandatory Offering Date"); provided, however, that no such
               -----------------------    --------  -------
conversion shall occur in connection with a particular Equity Financing with respect to a particular holder of shares of Series F Preferred Stock if, pursuant to the written request of the corporation, such holder agrees in writing to waive his or its Right of First Refusal with respect to such Equity Financing and each other holder of shares of Series F Preferred Stock agrees in writing that such particular holder of shares of Series F Preferred Stock may waive his or its Right of First Refusal with respect to such Equity Financing. Upon conversion pursuant to this Section H, the shares of Series F Preferred Stock so converted shall be canceled and not subject to reissuance.

          2. The holder of any shares of Series F Preferred Stock converted pursuant to this Section I hereof shall deliver to the corporation during regular business hours at the office of any transfer agent of the corporation for the Series F Preferred Stock, or at such other place as may be designated by the corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the corporation. As promptly as practicable thereafter, the corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series F-a Preferred Stock to be issued and such holder shall be deemed to have become a stockholder of record of Series F-a Preferred Stock on the Mandatory Offering Date, unless the transfer books of the corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record of Series F-a Preferred Stock on the next succeeding date on which the transfer books are open.

          3. In the event that any shares of Series F-a Preferred Stock are issued, concurrently with such issuance, the corporation shall use its best efforts to take all such action as may be required, including amending the Amended and Restated Certificate of Incorporation, (i) to cancel all authorized shares of Series F-a Preferred Stock that remain unissued after such issuance,
(ii) to create and reserve for issuance upon Special

Mandatory Conversion of the Series F Preferred Stock a new series of Preferred Stock equal in number to the number of Shares of Series F-a Preferred Stock so canceled and designated "Series F-b Convertible Preferred Stock" ("Series F-b
                                                                   ----------
Preferred Stock") with the designations, powers, preferences and rights and the
- ---------------
qualifications, limitations and restrictions identical to those then applicable to the Series F Preferred Stock as the case may be, except that the Conversion Price for such shares of Series F-b Preferred Stock once initially issued shall be the Conversion Price in effect immediately prior to such issuance and shall no longer be subject to adjustment under Article IV, Section E1.(a) hereof, and
(iii) to amend the provisions of this Section I to provide that any subsequent Special Mandatory Conversion will be into shares of Series F-b Preferred Stock rather than Series F-a Preferred Stock. The corporation shall take the same action with respect to each successive series of Preferred Stock required to be issued hereunder.

     J.  Status of Converted or Redeemed Shares.
         --------------------------------------

          In case shares of Preferred Stock shall be converted or (in the case of Series F and Series G Preferred Stock) redeemed, the shares so converted or redeemed shall be canceled, retired and eliminated from the shares which the corporation is authorize to issue.

     K.  Restated Certificate.
         --------------------

          Upon conversion of all outstanding shares of the Preferred Stock, this
Article IV shall be of no further force or effect, and this Amended and Restated Certificate of Incorporation may be restated by a resolution of the Board of Directors (and without further action by the stockholders) to delete this
Article IV.

                                   ARTICLE V

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

                                   ARTICLE VI

     The Corporation is to have perpetual existence.

                                  ARTICLE VII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws made by the Board of Directors as provided for in this Amended and Restated Certificate of Incorporation. The affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws: 2.3 (Special Meeting), 2.5 (Advance Notice of Stockholder Nominees) and 2.6 (Advance Notice of Stockholder Business) by the stockholders of this Corporation.

                                  ARTICLE VIII

     The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                   ARTICLE IX

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

     If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. This provision shall supersede any provision to the contrary in the Bylaws of the Corporation.

                                  ARTICLE XII

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XIII

     Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of 66-2/3% of the total number of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles VII through
XV. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIV

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article XIV, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this
Article XIV, shall eliminate or reduce the effect of this Article XIV in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XIV, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                   ARTICLE XV

     "Listing Event" as used in this Amended and Restated Certificate of
      -------------
Incorporation shall mean the Corporation becoming a "Listed Corporation" within
                                                     ------------------
the meaning of Section 301.5 of the California Corporations Code. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the occurrence of the Listing Event:

          (i) The number of directors which shall constitute the entire Board of Directors, and the number of directors in each class, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Until changed by a resolution of the Board of Directors, Class I shall consist of five directors, each of whom shall be designated by the Board of Directors, and Class II shall consist of five directors, each of whom shall be designated by the Board of Directors.

     The Board of Directors shall be divided into two classes, designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Listing Event, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of two years. At the second annual meeting of stockholders following the Listing Event, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of two years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single
                                   ------------
class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

          (ii) There shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.

          (iii) Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of the Voting Stock.